UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2025

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Swedeland Road, Suite 23-1080
King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The Board of Directors of Phio Pharmaceuticals Corp. (the “Company”) has established September 11, 2025 as the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The time, location and other meeting details for the 2025 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting, which will be filed prior to the 2025 Annual Meeting with the U.S. Securities and Exchange Commission (the “SEC”).

Stockholders of record at the close of business on July 18, 2025 will be entitled to notice of and to vote at the 2025 Annual Meeting.

Because the scheduled date of the 2025 Annual Meeting has been changed by more than 30 days from the anniversary of the date of the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), prior disclosed deadlines regarding the submission of stockholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such rule, “Rule 14a-8”) for the 2025 Annual Meeting are no longer applicable. The Company is hereby providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the 2025 Annual Meeting.

In order for a stockholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy materials for the 2025 Annual Meeting, the Company’s Secretary must receive written notice of such proposal at the Company’s principal executive offices by 5:00 p.m. (Eastern Time) on July 17, 2025. The Company has determined this date to be a reasonable time before the Company plans to begin to print and mail its proxy materials for the 2025 Annual Meeting, which is expected to be on or about July 30, 2025. Any such proposal must (i) meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the 2025 Annual Meeting and (ii) contain the information specified in, and otherwise comply with, the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”).

The address of the Company’s principal executive offices is 411 Swedeland Road, Suite 23-1080, King of Prussia, PA 19406.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2025 Annual Meeting, but does not seek to have included in the proxy materials pursuant to Rule 14a-8, must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the previous year’s annual meeting. Because the scheduled date of the 2025 Annual Meeting is more than 30 days after the anniversary of the 2024 Annual Meeting, in order for a stockholder to timely submit a director nomination or other proposal that the stockholder intends to present at the 2025 Annual Meeting, but does not seek to have included in the proxy materials pursuant to Rule 14a-8, the director nomination or proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices no later than July 17, 2025, which is the tenth day after the date this Current Report on Form 8-K announcing the date of the 2025 Annual Meeting was filed with the SEC. The public announcement of an adjournment or postponement of the date of the 2025 Annual Meeting will not commence a new time period (or extend any time period) for timely submitting a stockholder proposal, including pursuant to Rule 14a-8.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by July 17, 2025, which is the tenth day following the date this Current Report on Form 8-K announcing the date of the 2025 Annual Meeting was filed with the SEC.

All stockholder proposals and director nominations must also comply with all applicable provisions of the Bylaws in order to be considered at the 2025 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: July 7, 2025	By:	/s/ Robert J. Bitterman
	Name: Title:	Robert J. Bitterman President & Chief Executive Officer

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